                                                                    Exhibit 33.3

June 20, 2006

American Honda Finance Corporation
20800 Madrona Ave.
Torrance, California 90503

Attention: Michael J. Greene

Re: Assessment of compliance for services provided pursuant to the Title
Administration Agreement dated as of February 5, 2002 between triVIN, Inc.
(triVIN) for services provided by its wholly owned subsidiary, FDI Computer
Consulting, Inc., dba FDI Collateral Management, and American Honda Finance
Corporation (AFHC).

     The Company (as defined below) is responsible for assessing compliance with the servicing criteria applicable to it. The Company used the criteria in paragraph (d) of Section 1122 of Regulation AB (17 C.F.R. 229.1122(d)) to assess compliance with the applicable servicing criteria

     Relating to the services FDI Computer Consulting, Inc., dba FDI Collateral
Management (the "Company") provides pursuant to the Title Administration
Agreement dated as of February 5, 2002 between triVIN and AFHC, the Company complied in all material respects with the applicable servicing criteria set forth in Item 1122 of Regulation AB (17 C.F.R. 229.1122) identified below as of and for the period of March 28, 2006 through March 31, 2006 (the "Applicable
Servicing Criteria"). The extent and nature of the applicability of the
Applicable Servicing Criteria to the Company's services is qualified by the additional information provided below.

     The registered public accounting firm, Ernst and Young LLP has been retained to issue an attestation report on the party's compliance with the
Applicable Servicing Criteria.

      REGULATION AB SECTION 229.1122(D) (ITEM 1122(D)) SERVICING CRITERIA.

   Regulation AB                                                  Applicable Servicing                 Additional
     Reference                 Servicing criteria.                Criteria/Compliance                  Information
------------------   ---------------------------------------   -------------------------   ----------------------------------

1122(d)(1)           General servicing considerations.

1122(d)(1)(i)        Policies and procedures are instituted   Applicable.                  "Transaction agreements" refer to
                     to monitor any performance or other      FDI in compliance.           agreements between AHFC and
                     triggers and events of default in                                     triVIN, Inc., parent company of
                     accordance with the transaction                                       FDI.
                     agreements.

1122(d)(1)(ii)       If any material servicing activities      Not applicable.
                     are outsourced to third parties,
                     policies and procedures are instituted
                     to monitor the

                     third party's performance and
                     compliance with such servicing
                     activities.

1122(d)(1)(iii)      Any requirements in the transaction       Not applicable.
                     agreements to maintain a back-up
                     servicer for the pool assets are
                     maintained.

1122(d)(1)(iv)       A fidelity bond and errors and            Not applicable.
                     omissions policy is in effect on the
                     party participating in the servicing
                     function throughout the reporting
                     period in the amount of coverage
                     required by and otherwise in accordance
                     with the terms of the transaction
                     agreements.

                     Cash collection and administration.

1122(d)(2)(i)        Payments on pool assets are deposited     Not applicable.
                     into the appropriate custodial bank
                     accounts and related bank clearing
                     accounts no more than two business days
                     of receipt, or such other number of
                     days specified in the transaction
                     agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer on   Not applicable.
                     behalf of an obligor or to an investor
                     are made only by authorized personnel.

1122(d)(2)(iii)      Advances of funds or guarantees           Not applicable.
                     regarding collections, cash flows or
                     distributions, and any interest or
                     other fees charged for such advances,
                     are made, reviewed and approved as
                     specified in the transaction
                     agreements.

1122(d)(2)(iv)       The related accounts for the              Not applicable.
                     transaction, such as cash reserve
                     accounts or accounts established as a
                     form of overcollateralization, are
                     separately maintained (e.g., with
                     respect to commingling of cash) as set
                     forth in the transaction agreements.

1122(d)(2)(v)        Each custodial account is                 Not applicable.

                     maintained at a federally insured
                     depository institution as set forth in
                     the transaction agreements. For
                     purposes of this criterion, "federally
                     insured depository institution" with
                     respect to a foreign financial
                     institution means a foreign financial
                     institution that meets the requirements
                     of Section 240.13k-1(b)(1) of this
                     chapter.

1122(d)(2)(vi)       Unissued checks are safeguarded so as     Not applicable.
                     to prevent unauthorized access.

1122(d)(2)(vii)      Reconciliations are prepared on a         Not applicable.
                     monthly basis for all asset-backed
                     securities related bank accounts,
                     including custodial accounts and
                     related bank clearing accounts. These
                     reconciliations:

1122(d)(2)(vii)(A)   Are mathematically accurate;              Not applicable.

1122(d)(2)(vii)(B)   Are prepared within 30 calendar days      Not applicable.
                     after the bank statement cutoff date,
                     or such other number of days specified
                     in the transaction agreements;

1122(d)(2)(vii)(C)   Are reviewed and approved by someone      Not applicable.
                     other than the person who prepared the
                     reconciliation; and

1122(d)(2)(vii)(D)   Contain explanations for reconciling      Not applicable.
                     items. These reconciling items are
                     resolved within 90 calendar days of
                     their original identification, or such
                     other number of days specified in the
                     transaction agreements.

                     Investor remittances and reporting.

1122(d)(3)(i)        Reports to investors, including those     Not applicable.
                     to be filed with the Commission, are
                     maintained in accordance with the
                     transaction agreements and applicable
                     Commission requirements. Specifically,
                     such reports:

1122(d)(3)(i)(A)     Are prepared in accordance with           Not applicable.
                     timeframes and other terms set forth in
                     the transaction agreements;

1122(d)(3)(i)(B)     Provide information calculated in         Not applicable.
                     accordance with the terms specified in
                     the transaction agreements;

1122(d)(3)(i)(C)     Are filed with the Commission as          Not applicable.
                     required by its rules and regulations;
                     and

1122(d)(3)(i)(D)     Agree with investors' or the trustee's    Not applicable.
                     records as to the total unpaid
                     principal balance and number of pool
                     assets serviced by the servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated    Not applicable.
                     and remitted in accordance with
                     timeframes, distribution priority and
                     other terms set forth in the
                     transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are      Not applicable.
                     posted within two business days to the
                     servicer's investor records, or such
                     other number of days specified in the
                     transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the     Not applicable.
                     investor reports agree with cancelled
                     checks, or other form of payment, or
                     custodial bank statements.

                     Pool asset administration.

1122(d)(4)(i)        Collateral or security on pool assets     Applicable.                 Amendment 3 - "General Agreement
                     is maintained as required by the          FDI in compliance.          Changes", paragraph 3, re: General
                     transaction agreements or related pool                                Security Precautions
                     asset documents.

1122(d)(4)(ii)       Pool assets and related documents are     Applicable.                 Amendment 3 - "General Agreement
                     safeguarded as required by the            FDI in Compliance.          Changes", paragraph 3, re: General
                     transaction agreements.                                               Security Precautions

1122(d)(4)(iii)      Any additions, removals or                Not applicable.
                     substitutions to the asset pool are
                     made, reviewed and approved in
                     accordance with any conditions or
                     requirements in the transaction
                     agreements.

1122(d)(4)(iv)       Payments on pool assets, including any    Not applicable.
                     payoffs, made in accordance with the
                     related pool asset documents are posted
                     to the applicable servicer's obligor
                     records maintained no more than two
                     business days after receipt, or such
                     other number of days specified in the
                     transaction agreements, and allocated
                     to principal, interest or other items
                     (e.g., escrow) in accordance with the
                     related pool asset documents.

1122(d)(4)(v)        The servicer's records regarding the      Not applicable.
                     pool assets agree with the servicer's
                     records with respect to an obligor's
                     unpaid principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or
                     status of an obligor's pool asset         Not applicable.
                     (e.g., loan modifications or re-agings)
                     are made, reviewed and approved by
                     authorized personnel in accordance with
                     the transaction agreements and related
                     pool asset documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions       Not applicable.
                     (e.g., forbearance plans, modifications
                     and deeds in lieu of foreclosure,
                     foreclosures and repossessions, as
                     applicable) are initiated, conducted
                     and concluded in accordance with the
                     timeframes or other requirements
                     established by the transaction
                     agreements.

1122(d)(4)(viii)     Records documenting collection efforts    Not applicable.
                     are maintained during the period a pool
                     asset is delinquent in

                     accordance with the transaction
                     agreements. Such records are maintained
                     on at least a monthly basis, or such
                     other period specified in the
                     transaction agreements, and describe
                     the entity's activities in monitoring
                     delinquent pool assets including, for
                     example, phone calls, letters and
                     payment rescheduling plans in cases
                     where delinquency is deemed temporary
                     (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates     Not applicable.
                     of return for pool assets with variable
                     rates are computed based on the related
                     pool asset documents.

1122(d)(4)(x)        Regarding any funds held in trust for      Not applicable.
                     an obligor (such as escrow accounts):

1122(d)(4)(x)(A)     Such funds are analyzed, in accordance    Not applicable.
                     with the obligor's pool asset
                     documents, on at least an annual basis,
                     or such other period specified in the
                     transaction agreements;

1122(d)(4)(x)(B)     Interest on such funds is paid, or        Not applicable.
                     credited, to obligors in accordance
                     with applicable pool asset documents
                     and state laws; and

1122(d)(4)(x)(C)     Such funds are returned to the obligor    Not applicable.
                     within 30 calendar days of full
                     repayment of the related pool asset, or
                     such other number of days specified in
                     the transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor     Not applicable.
                     (such as tax or insurance payments) are
                     made on or before the related penalty
                     or expiration dates, as indicated on
                     the appropriate bills or notices for
                     such payments, provided that such
                     support has been received by the
                     servicer at least 30 calendar days
                     prior to

                     these dates, or such other number of
                     days specified in the transaction
                     agreements.

1122(d)(4)(xii)      Any late payment penalties in             Not applicable.
                     connection with any payment to be made
                     on behalf of an obligor are paid from
                     the servicer's funds and not charged to
                     the obligor, unless the late payment
                     was due to the obligor's error or
                     omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an        Not applicable.
                     obligor are posted within two business
                     days to the obligor's records
                     maintained by the servicer, or such
                     other number of days specified in the
                     transaction agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and            Not applicable.
                     uncollectable accounts are recognized
                     and recorded in accordance with the
                     transaction agreements.

1122(d)(4)(xv)       Any external enhancement or other         Not applicable.
                     support, identified in Item 1114(a)(1)
                     through (3) or Item 1115 of this
                     Regulation AB, is maintained as set
                     forth in the transaction agreements.

Date: June 20, 2006                     By: /s/ Jeff Cooke
                                            ------------------------------------
                                        Name: Jeff Cooke
                                        Title: President